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                                                                      Exhibit 21

                                KCS ENERGY, INC.

LIST OF WHOLLY-OWNED SUBSIDIARIES

               KCS Resources, Inc.
               National Enerdrill Corporation
               Proliq, Inc.
                     KCS Energy Marketing, Inc.
               KCS Michigan Resources, Inc.
               KCS Energy Services, Inc.
               KCS Medallion Resources, Inc.
               Medallion California Properties, Inc.
               Medallion Gas Services Company


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